Exhibit 10.3

Grand Bahama, Bahamas
, 2007

US$60,000,000.00

1.                                       ON DEMAND AFTER DATE FOR VALUE RECEIVED, ROYAL ISLAND BAHAMAS LTD., a company incorporated under the laws of the Commonwealth of The Bahamas whose registered office is at Suite 400, The British Colonial Hilton, Centre of Commerce, No.1 Bay Street, P.O. Box N-9740, Nassau, Bahamas (the “Borrower”) promises to pay to iSTAR FINANCIAL INC., a Maryland corporation, as agent on behalf of the Lenders (as defined in the Credit Agreement) having an office at 1114 Avenue of the Americas, New York, New York 10036 (hereinafter called “the Agent” which expression where the context so admits shall include its successors and assigns) the sum of Sixty Million and No/100 Dollars in the currency of the United States of America (US$60,000,000.00).  Principal and interest thereon shall be payable at the rate and upon the terms specified in a Credit Agreement dated the     day of December A.D. 2007 and made between (i) the Borrower, ROYAL ISLAND GOLF CLUB BAHAMAS LTD., a company incorporated under the laws of the Commonwealth of The Bahamas, and RIBL US BORROWER LLC, a Delaware limited liability company, as Borrowers of the one part, (ii) the banks and financial institutions and other entities listed therein, as Lenders, and (iii) iStar Financial Inc., as Agent of the other part.

2.                                       In the event of your incurring costs, charges and expenses with respect to the enforcement or protection of any rights hereunder in accordance with the terms of the foregoing Credit Agreement, the Borrower hereby further agrees that such costs, charges and expenses may be claimed in a Statement of Claim in the event that an action is commenced in a Court of Law for the recovery of the moneys due hereunder even though a demand has not been made for the payment of the same.

IN WITNESS WHEREOF the Borrower has caused its Common Seal to be hereunto affixed the day and year first hereinbefore written

The Common Seal of Royal Island Bahamas	)
Ltd. was affixed hereto by Brian Parro	)
the Vice-President and Director of the)
Borrower and the said Brian Parro affixed his	) /s/ Brian Parro.
signature hereto in the presence of:

/s/ Russell B. Shelton

Exhibit 10.3

COMMONWEALTH OF THE BAHAMAS

Grand Bahama

I, Russell Shelton of Dallas, Texas, United States of America, Secretary of ROYAL ISLAND BAHAMAS LTD. (hereinafter called “the Company”) make oath and say that I was present and saw the Common Seal of the Company affixed to the annexed Promissory Note dated the  day of                               A.D., 2007 by Brian Parro the Vice-President and a Director of the Company and that I saw the said Brian Parro sign, execute and deliver the said Promissory Note as and for the Act and Deed of the Company and for the purposes therein mentioned; and that I subscribed my name as the Witness to the due execution thereof.  And Further that the Seal affixed and impressed at the foot or end of the said Promissory Note is the Common Seal of the Company and was affixed and impressed thereto by the said Brian Parro by order and with the authority of the Board of Directors of the Company and in conformity with the Articles of Association of the Company.

SWORN at Nassau, Bahamas	)

this day	)

of A.D. 2007)		/s/ Russell B. Shelton

Before me,

NOTARY PUBLIC